UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           THE PIETRAFESA CORPORATION
             (Exact name of registrant as specified in its charter)

                   Delaware                          22-3607757
          (State of incorporation or     (I.R.S. Employer Identification No.)
                organization)

         7400 Morgan Road, Liverpool, NY               13090
     (Address of principal executive offices)        (Zip Code)

Securities to be register pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                                            Name of each exchange on which
     Title of each class to be registered   class is to be registered
     ------------------------------------   -------------------------
     Class A Common Stock, $.001 par value  Nasdaq National Market

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this Form relates:
333-74439 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A Common Stock, par value $.001 per share
--------------------------------------------------------------------------------
                                (Title of class)

--------------------------------------------------------------------------------
                                (Title of class)


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

Item 1. Description of Registrant's Securities to be Registered.

            For a description of the Class A Common Stock, par value $.001 per share, of the Registrant being registered hereunder, reference is made to the information under the heading "Description of Capital Stock" on pages 71-72 of the prospectus filed by the Registrant as part of its Registration Statement on Form S-1, as amended, with the Securities and Exchange Commission on July 15, 1999 (Registration No. 333-74439). The aforementioned description is hereby incorporated by reference herein and made a part of this registration statement. A copy of such pages is included herewith as Exhibit 1 hereto.

Item 2. Exhibits

      1. Pages 71-72 of the prospectus included in the Registrant's Registration Statement on Form S-1, as amended, filed with the Commission on July 15, 1999 (Registration No. 333-74439), setting forth a description of the Class A Common Stock, par value $.001 per share, of the Registrant being registered hereby.

      2. Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-1 of the Registrant (Registration No. 333-74439)).

      3. By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-1 of the Registrant (Registration No. 333-74439)).

      4. Specimen Certificate for the Class A Common Stock, par value $.001 per share, of the Registrant being registered hereby (incorporated herein by reference to Exhibit 4 of the Registration Statement on Form S-1 of the Registrant (Registration No. 333-74439)).


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

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       THE PIETRAFESA CORPORATION

                                       By: /s/ Richard C. Pietrafesa, Jr.
                                           ------------------------------
                                           Richard C. Pietrafesa, Jr.
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)

Dated: July 19, 1999


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